Exhibit 99.1

NN Announces Successful Refinancing

Provides company with the continued ability to move quickly and decisively

FOR IMMEDIATE RELEASE

CHARLOTTE, N.C., April 16, 2025 – NN (NASDAQ: NNBR) today announced the successful completion of its debt refinancing initiative, accomplished in two steps.

Step One - ABL (Asset Backed Loan) Refinancing – This refinancing with PNC Bank, N.A. was previously announced in January 2025:

•$65 million facility
•Five-year maturity to 2030
•Improved collateral and borrowing amounts
•$15 million capex line at ABL rates
•Slightly lower rates than previous ABL

Step Two - Term Loan Refinancing – New refinancing with Marathon Asset Management:

•$118 million facility
•Five-year maturity to 2030
•Improved leverage and liquidity covenants
•$10 million add-on feature for certain borrowing
•Slightly higher rates than previous Term Loan

“We are pleased to announce the successful completion of our two-step ABL and Term Loan refinancing program. We are announcing a new term loan partner – Marathon Asset Management - and a new five-year term loan. This is an important milestone and allows us to continue the aggressive value advancement of NN,” said Harold Bevis, President and Chief Executive Officer of NN, Inc. “The new term loan has multiple improved operational features that will enable us to improve and grow faster. This transaction, combined with the successful refinancing of our ABL in January, sets the stage for the next chapter of NN.”

Randy Raisman, Head of US Opportunistic Credit at $23 billion AUM Marathon Asset Management stated, “We are pleased to be partnered with the NN management team and supporting their transformation plans. We look for lending opportunities like this and stand ready to support the team as they build up and advance the company. We have a successful track record of lending and partnering in this manner.”

Bevis concluded, “Our primary transformation goals are three-fold.
1.Organically grow NN by leveraging its $340 million installed base of assets and 45 years of know-how.
2.Systematically lower costs by creating one unified, shared team of experts operating out of a simplified footprint.
3.Pursue chunky M&A when the time and opportunity is right to upsize.

Our new capital structure allows us to aggressively move forward with our transformation plan. We look forward to delivering higher results.”

“We continue to evaluate additional opportunities to improve our balance sheet and further optimize our capital base. We are thankful to be partnered with our new lenders - PNC and Marathon Asset Management - and look forward to utilizing the flexibility afforded under our new ABL and term loan to accelerate the pace of our transformation.”

The company will file a Current Report on Form 8-K with the United States Securities and Exchange Commission that will contain further details regarding the terms of the transaction.

About NN

NN is a global industrial company that combines advanced engineering and production capabilities to deliver solutions for high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has facilities in North America, Asia, Europe, and South America. For more information, visit www.nninc.com.

FORWARD-LOOKING STATEMENTS

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These statements may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to NN, Inc. (the “Company”) based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “growth,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project,” “trajectory” or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector; the impacts of pandemics, epidemics, disease outbreaks and other public health crises, on our financial condition, business operations and liquidity; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; material changes in the costs and availability of raw materials; economic, social, political and geopolitical instability, military conflict, currency fluctuation, and other risks of doing business outside of the United States; inflationary pressures and changes in the cost or availability of materials, supply chain shortages and disruptions, the availability of labor and labor disruptions along the supply chain; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures, as well as expansion of end markets and product offerings; our ability to hire or retain key personnel; the level of our indebtedness; the restrictions contained in our debt agreements; our ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures; our ability to secure, maintain or enforce patents or other appropriate protections for our intellectual property; new laws and governmental regulations; the impact of climate change on our operations; and cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s filings made with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. The Company qualifies all forward-looking statements by these cautionary statements.

Investor Relations:
Joseph Caminiti or Stephen Poe, Investors
NNBR@alpha-ir.com
312-445-2870